Exhibit 15.2

July 25, 2018

Group Chief Executive Officer
Eros International Plc
First Names House, Victoria Road,
Douglas,
Isle of Man IM2 4DF,
British Isles

Re: Consent to use of extracts and reference to FICCI Indian Media and Entertainment Industry Reports by Eros International Plc (the “Company”)

Reference is hereby made to the Federation of Indian Chambers of Commerce and Industry (“FICCI”)-EY Indian Media and Entertainment (M&E) Sector Report 2018 (“2018 Report”), (“FICCI”)-KPMG Indian Media and Entertainment Industry Report 2017 (“2017 Report”) , (“FICCI”)-KPMG Indian Media and Entertainment Industry Report 2016 (“2016 Report”) , (“FICCI”)-KPMG Indian Media and Entertainment Industry Report 2015 (“2015 Report”), the FICCI-KPMG Indian Media and Entertainment Industry Report 2014 (“2014 Report”), the FICCI-KPMG Indian Media and Entertainment Industry Report 2013 (“2013 Report”), the FICCI-KPMG Indian Media and Entertainment Industry Report 2012 (“2012 Report”), the FICCI-KPMG Indian Media and Entertainment Industry Report 2011 (“2011 Report”), the FICCI-KPMG Indian Media and Entertainment Industry Report 2010 (“2010 Report”) and the FICCI-KPMG Indian Media and Entertainment Industry Report 2009 (“2009 Report”, and together with 2010 Report, 2011 Report, 2012 Report, 2013 Report, 2014 Report, 2015 Report, 2016 Report, 2017 Report and 2018 Report the “Reports”).

We hereby consent to the inclusion of our name, the Reports and their contents or extracts of the Reports in any document issued by the Company and / or any of its subsidiaries, including but not restricted to Form 20-F filed as Annual Report for the Financial Year ended March 31, 2018 pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 and any other documents that may be filed, submitted or used in connection with SEC filings.

We further confirm that we have, where required, obtained requisite consent in relation to any information used by us in the Reports.

Yours Sincerely,

/s/ Leena Jaisani

(Leena Jaisani)

Industry’s Voice for Policy Change